EXHIBIT 99.1

Freedom Holdings Embarks on New Business Focus

Chatsworth, CA – April 20, 2023 – Freedom Holdings, Inc. aka Freedom Acquisition Corp ("FHLD" the "Company," OTC: FHLD) is pleased to announce new management has completed its first purchase agreement evidencing the Company’s commitment to the new business focus in the Cannabis industry.

The Company has entered into a Binding Stock Exchange Agreement with Village Flora, Inc., a California Corporation. The Agreement calls for:

a.	Freedom to purchase 100% of Village Flora, Inc. with the issuance Freedom 200,000 common shares @ $2.00 per share for a total of $400,000.00 in value.
b.	Villa Flora shall become a wholly owned subsidiary of Freedom.
c.	Village Flora holds two fully up to date Cannabis Licenses, with an estimated worth of $1.5 Million. As a wholly owned subsidiary of Freedom the Licenses will become an asset of the company.
d.	License #1 – Delivery Service
e.	License #2 – Supports the oil extraction process that will be used to promote the Company’s medical research.

The Company is also happy to further announce that it has entered negotiations with additional cannabis related companies to acquire and merge under the freedom umbrella. We look forward to continuing to grow the business plan and building shareholder value.

Press Release Contact:

John Vivian

CEO

Freedom Holdings, Inc.

813-699-4098

Safe Harbor Statement

This press release contains statements which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief, or current expectations of the Company, members of its management, and assumptions on which such statements are based. We caution prospective investors that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements.